The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Reportable Segment	FY12					FY13				Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Cleaning (1)	-1%	0%	7%	5%	2%	4%	13%	1%	5%	Q3 increase driven by higher shipments in the Home Care business, primarily driven by Clorox® Disinfecting Wipes, and the Professional Products business, partially offset by lower shipments in the Laundry business.
Household	5%	1%	2%	-2%	1%	-7%	1%	-4%	-3%	Q3 decrease primarily driven by lower shipments in the Charcoal business, partially offset by higher shipments of Glad® premium trash bags.
Lifestyle	5%	2%	4%	2%	3%	-1%	7%	1%	3%	Q3 increase primarily driven by higher shipments in the Burt’s Bees® business, partially offset by lower shipments of Brita® products.
International	4%	-1%	1%	3%	2%	-2%	-3%	1%	-1%	Q3 increase primarily driven by higher shipments in Asia and certain regions in Latin America, partially offset by the exit from nonstrategic export businesses.
Total Company	2%	0%	4%	2%	2%	-1%	5%	0%	1%

Supplemental Information – Sales Growth

	% Change vs. Prior Year
Reportable Segment	FY12					FY13				Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	YTD
Cleaning (1)	-2%	5%	10%	7%	5%	8%	15%	2%	8%	Q3 sales outpaced volume due to the benefit of price increases.
Household	3%	4%	6%	3%	4%	-3%	7%	-1%	1%	Q3 sales outpaced volume due to the benefit of price increases, partially offset by unfavorable mix and higher trade-promotion spending.
Lifestyle	6%	6%	10%	3%	6%	1%	8%	2%	4%	Q3 sales outpaced volume due to the benefit of price increases.
International	10%	0%	4%	3%	4%	3%	3%	2%	2%	Q3 sales outpaced volume due to the benefit of price increases and lower trade- promotion spending, partially offset by unfavorable foreign exchange rates.
Total Company	3%	4%	7%	4%	5%	3%	9%	1%	4%

(1)       The Cleaning reportable segment includes the December 2011 acquisitions of HealthLink® and Aplicare®, Inc.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of the gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY12					FY13
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Cost Savings	+160	+180	+160	+150	+160	+170	+190	+150
Price Changes	+170	+240	+250	+230	+220	+160	+120	+110
Market Movement (commodities)(1)	-320	-240	-200	-110	-220	-10	-10	-20
Manufacturing & Logistics (1)	-220	-170	-200	-140	-180	-70	-200	-250
All other	-40	-30	-190	-210	-120	-140	-	-10
Change vs prior year	-250	-20	-180	-80	-140	+110	+100	-20
Gross Margin (%)	41.8%	41.5%	42.3%	42.7%	42.1%	42.9%	42.5%	42.1%

(1)	Market Movement (commodities) beginning in Q1 FY13 includes the change in the cost of diesel fuel. In FY12, the change in the cost of diesel fuel is included in Manufacturing & Logistics.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of March 31, 2013

Working Capital Update

	Q3
	FY 2013	FY 2012	Change	Days (5)	Days (5)
	($ millions)	($ millions)	($ millions)	FY 2013	FY 2012	Change
Receivables, net	$562	$557	$5	34	34	--
Inventories, net	$454	$454	--	49	50	-1 days
Accounts payable (1)	$390	$364	$26	41	39	+2 days
Accrued liabilities	$503	$472	$31
Total WC (2)	$249	$288	-$39
Total WC % net sales (3)	4.4%	5.1%
Average WC (2)	$244	$264	-$20
Average WC % net sales (4)	4.3%	4.7%

  Receivables increased primarily due to higher sales.

  Accounts Payable increased primarily due to increases in International and higher advertising costs.

  Accrued liabilities increased primarily due to higher trade-promotion spending accruals.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash, assets held for sale, and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter ended March 31, 2013

Capital expenditures for the third quarter were $32 million versus $37 million in the year-ago quarter.

Depreciation and amortization for the third quarter was $46 million versus $44 million in the year-ago quarter.

Net cash provided by continuing operations in the third quarter was $161 million, or 11 percent of sales.

The Clorox Company

Supplemental Information – Fiscal Year to Date Free Cash Flow Reconciliation

	Fiscal 2013	Fiscal 2012
Net cash provided by continuing operations – GAAP	$486	$333
Less: Capital expenditures	134	119
Free cash flow – non-GAAP (1)	$352	$214
Free cash flow as a percent of sales – non-GAAP (1)	8.6%	5.4%
Net sales	$4,076	$3,927

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percent of sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures.

The Clorox Company

Reconciliation of earnings from continuing operations before income taxes to EBIT(1) and EBITDA (2)(3)

Dollars in millions and percentages based on rounded numbers

	FY 2012					FY 2013

	Q1 9/30/11	Q2 12/31/11	Q3 3/31/2012	Q4 6/30/12	FY 6/30/12	Q1 9/30/12	Q2 12/31/12	Q3 3/31/13

Earnings from continuing operations
before income taxes	$187	$155	$198	$251	$791	$194	$188	$202
Interest income	(1)	(1)	-	(1)	(3)	-	(1)	(1)
Interest expense	29	30	33	33	125	33	33	30
EBIT (1)	215	184	231	283	913	227	220	231
EBIT margin (1)	16.5%	15.1%	16.5%	18.4%	16.7%	17.0%	16.6%	16.3%
Depreciation and amortization	46	43	44	45	178	44	46	46
EBITDA (2)	$261	$227	$275	$328	$1,091	$271	$266	$277
EBITDA margin (2)	20.0%	18.6%	19.6%	21.3%	20.0%	20.3%	20.1%	19.6%
Net sales	$1,305	$1,221	$1,401	$1,541	$5,468	$1,338	$1,325	$1,413

(1)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.
(2)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.
(3)

In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA and EBITDA margin provides additional useful information to investors about current trends in the business.

Note: The Company calculates EBITDA for compliance with its debt covenants using net earnings for the trailing four quarters, as contractually defined.

The Clorox Company Updated: 5-1-13

U.S. Retail Pricing Actions from CY2009 - CY2013

Brand / Product	Average Price Change	Effective Date
Home Care
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Pine-Sol® cleaners	+17%	April 2012
Clorox Clean-Up®, Formula 409®, and Clorox® Disinfecting
Bathroom spray cleaners	+5%	March 2013

Laundry
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color booster	+5%	August 2011

Glad
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Glad® food bags	+10%	November 2011
GladWare® disposable containers	+8%	July 2012

Litter
Cat litter	-8 to -9%	March 2010
Cat litter	+5%	May 2012

Food
Hidden Valley Ranch® salad dressing	+7%	August 2011

Charcoal
Charcoal and lighter fluid	+7 to +16%	January 2009
Charcoal and lighter fluid	+8 to 10%	January 2012
Charcoal	+6%	December 2012

Brita
Brita® pitchers	+3%	August 2011
Brita® pitchers and filters	+5%	July 2012

Notes:
  Individual SKUs vary within the range.
  This communication reflects pricing actions on primary items, and does not reflect pricing actions on our Professional Products business.